Housing lease contract

contract NO:

first party: Green Wealth (Xiamen) Investment Co., Ltd.

Address: Haicang Business Building, No.12, Zhonglin Road, Haicang District, Xiamen City one Unit 2 of layer 101

Party B: Xiamen Star Fashion, Culture and Media Co., LTD

Address: Room 2008, No.25, Jiahe Road, Siming District, Xiamen City

The 12th floor, No.611, Sishui Road, Huli District, Xiamen City, is the property under the name of Green Wealth (Xiamen) Investment Co., Ltd. Both parties hereby enter into this contract for the following premises leased by Party B to be observed by both parties.

Article 1 Lease item and purpose of the lease

1.1 Party A will be located at No.611, Sishui Road, Huli District, Xiamen City 2 The floor (hereinafter referred to as the "Lease Item") shall be leased to Party B. The floor area of the leased item is 700 square meters. Party B has a full understanding of the existing situation, ownership situation, property management, equipment and facilities of the leased property, and agrees to lease according to the status quo.

1.2 The lease term shall be 4 years, that is, from January 1,2021 to December 31,2024.

1.3 Party A shall lease the leased property to Party B for office use and shall not be used for other use without the written consent of Party A.

Article 2 Rent, fees and methods of payment

2.1 Through negotiation between the parties, the rent of the house shall be calculated and paid according to the following standards and methods:

(1) From January 1,2021 to December 31,2024, the rent is RMB 60 / m² / month;

(2) The rent shall be paid quarterly in advance (3 natural months for the first quarter). In addition to the rent for the first quarter, Party B shall pay the rent for the next quarter to the account designated by Party A on 10 days prior to the expiration of each

quarter. The rent for the first quarter (from January 1,2021 to March 31,2021) is RMB 126,000 (in words: RMB one hundred and twenty million six thousand only). The rent for the second quarter (from April 1,2021 to June 30,2021) shall be RMB 126,000 (in words: RMB one hundred and twenty thousand only)) shall be paid before March 21,21,2021. Party B shall pay the rent for the next quarter 10 days before the expiration of the rent for the previous quarter.

2.2 After Party B pays the rent in full to the account designated by Party A as agreed, Party A shall issue the rent invoice to Party B. If Party B changes the payer, it shall notify it in writing, otherwise, it shall be deemed to have not paid the rent.

2.3 Party A's Bank account:

Account name: Green Wealth

(Xiamen) Investment Co., Ltd.

Bank: Bank of Xiamen Kaiyuan

Branch

Account number: 87020120030006772

2.4 Party B shall bear the water, electricity, telephone, Internet charges and other expenses related to the use of the leased property.

Article 3 Decoration and use of the leased property

3.1 Party A shall deliver the leased premises to Party B on or before the date of the lease term. Party B shall handle the handover procedures of the premises in time, otherwise, Party A has the right to regard the starting date of the lease as the delivery date of the premises. If Party B fails to pay the first installment of the rent and the performance deposit in full, Party A shall have the right to delay the delivery of the leased premises, and Party B shall still pay the rent on the date calculated from the lease term hereof.

3.2 Before the decoration, Party B shall obtain the written certificate of fire control audit passed by the Xiamen fire control department, and the construction shall be arranged only with the written consent of Party A. If Party B fails to obtain the fire control approval and decoration, party B shall bear all the responsibilities.

3.3 Party B shall provide Party A with specific decoration plans, including design drawings, detailed information of decoration materials, decoration plans, strong and weak electricity distribution drawings and other written materials. During the decoration period, it shall comply with the management regulations of Party A and the property management company, and shall not affect the business activities of other users in the building.

3.4 If Party B fails to take necessary protective measures and cause personal casualties or property loss to any third party, Party A shall not be liable for compensation and Party B shall be responsible for it.

3.5 During the lease term, Party B shall accept and cooperate with the unified management of Party A and the property management company. Party B, employees of Party B and others entering the leased property

permitted by Party B shall abide by the property rules formulated by Party A and the property company.

3.6 During the lease term, if Party B intends to organize commercial promotion activities in Jinlu Square or outside the lease area, it shall obtain the written consent of Party A in advance and pay the necessary fees to Party A and the property management service company entrusted by Party A. The specific fee standard shall be determined by Party A and the entrusted property company discussed by Party A.

3.7 If Party B damages or fails to the leased property or facilities due to improper use of the leased property, Party B shall be responsible for timely repair or compensation. If Party B refuses to repair or compensate, Party A may repair, and the maintenance expenses shall be borne by Party B.

3.8 Party B shall not sublet the premises without authorization, and any third party unrelated to this contract shall not live in the leased premises hereunder.

3.9 If the subject name of Party B needs to be changed for the first time, Party B shall promptly notify Party A in writing, and Party A shall make corresponding changes to the contract. Otherwise, Party B shall be deemed to breach the contract: If party B changes its name again, Party B shall pay to Party A

Change fee_two thousand yuan. The identification of the subject name change of Party B shall be subject to the registration certificate of the name change of the Industrial and Commercial Bureau.

3.10 During the lease term, in case of fire or other emergency situation, Party A may forcibly enter the lease without notice

And Party A shall not need to compensate for Party B for the damage caused by the forced entry into the leased property, except for Party A's gross negligence.

3.11 If the leased property is liable for explosion, theft, damage and other similar security problems after the delivery date, or for any personal injury or property loss caused by demolishing the house or changing the structure of the house, party B shall bear all the compensation liabilities, and has nothing to do with Party A.

3.12 During the lease term, Party B, in accordance with the regulations formulated by the property management service company, shall have the right to use the public part, including but not limited to stairs, channels, toilets, elevators, escalators, etc., but the property management service company entrusted by Party A shall have the right to impose reasonable temporary restrictions on the use of the public part according to the actual situation.

3.13 At the end of the lease term, if Party B needs to continue to lease the premises, it shall make a written request for renewing the lease within 60 days before the expiration of the lease term. Under the same conditions, Party B shall have the priority to lease the premises.

3.14 When Party A transfers the premises, it shall transfer this lease contract together to ensure party B's normal use of the leased property. Party B shall not prevent Party A from transferring it with the lease right, and Party B hereby expressly waives the preemptive right here.

Article 4 Termination and termination of the contract

4.1 The contract shall be terminated upon the expiration of the performance period of this Contract.

4.2 If Party A delays in delivering the leased property to Party B for more than 15 days, it constitutes a breach of contract, and Party B has the right to unilaterally terminate the contract;

4.3 Party A shall have the right to unilaterally terminate the Contract in case of the following circumstances:

(1) Party B delays in paying the rent to Party A for more than 15 days, which shall constitute a breach of contract;

(2) Party B shall demolish and change the main structure, load-bearing structure or expansion of the leased property without the

written consent of Party A, and still fails to correct the premises within 7 days from the date when Party A issues the notice of correction;

(3) Party B changes the business project or the use of the leased property without the written consent of Party A;

(4) Party B and its employees are engaged in suspected illegal and criminal activities in the leased property;

(5) Party B sublets, sublet or lend all or part of the leased property to a third party without authorization;

4.4 If the Contract is terminated due to the expiration of the lease term or to Party B's breach of contract or Party A's exercise of the right to terminate the Contract, Party B shall return the lease item to Party A within 7 days upon the termination of the Contract. If Party B fails to move out and return the goods later, it agrees that Party A shall choose any of the following processing methods:

(1) Collect rent from Party B twice of the rent standard agreed herein;

(2) The leased property shall be directly recovered, and the property in the leased property shall be deemed to be disposed of as waste by Party A, and the disposal expenses shall be borne by Party B, and Party A has the right to confiscate the performance bond paid by Party B.

4.5 If the Contract is terminated for any reason, the lease item returned by Party B shall comply with the following provisions (1):

(1) Applicable office use: Upon termination of the Contract, Party B shall restore the leased property to the original state and bear the relevant expenses incurred in restoring the original state. However, if Party A agrees in writing to maintain the status quo, it may not restore it to the original state. Return to original standard to party a to the delivery of the lease situation shall prevail, ensure the normal use of weak electric line, floor, metope, ceiling, whole, switch lamps and lanterns power normal, door, partition, door lock and other facilities for normal use, and the worthless items, debris, garbage moved out, keep the lease item clean and tidy.

(2) store applicable: the contract termination direction party a to the lease item, party b shall keep the lease item structure present situation, guarantee the normal use of weak electrical circuit, floor, metope, condole top complete, switch lamps and lanterns power normal, door, door, partition, door lock and other facilities normal use, and the worthless items, debris, garbage removed, keep the lease item clean and tidy.

Article 5 Liability for Breach of contract

5.1 If Party B owes the rent and expenses, it shall pay the late fee to Party A by 5% of the overdue day; If Party B owes the rent and expenses over 15 days, it shall constitute a breach of contract. Party A has the right to notify Party B to unilaterally terminate the contract, take back the premises and confiscate Party B of the performance bond.

5.2 If Party A delays the delivery of the leased property for more than 30 days, it shall constitute a breach of contract. Party B has the right to terminate the contract, and Party A shall return twice the performance deposit to Party B. In case of delayed delivery of the leased property due to Party B, Party A shall not constitute a breach of contract.

5.3 during the lease term, any party due to the termination of the lease contract, or due to the clause 5.1,5.2 of the breach of the party, the defaulting party shall be in accordance with the breach of the rent for 2 months (not less than 2 months) of the rent as damages, the loss

compensation does not contain the performance bond according to the agreement.

5.4 The breaching party shall, in addition to paying liquidated damages and losses to the non-breaching party as agreed herein, shall also compensate the non-breaching party for the expenses paid for safeguarding its legitimate rights and interests, including not limited to arbitration fee, notary fee, preservation fee, preservation security fee

Loss of attorney fees, etc.

Article 6. Integrity clause

6.1 party a and party b commitment in business activities to follow the voluntary, fair, equivalent, paid principle, honesty and credit, and guarantee in the process of contract conclusion, performance and advance after the principle of openness, fairness, justice, integrity, transparency (except the laws and regulations of trade secrets or contract documents otherwise stipulated), not to obtain improper interests, damage the interests of the state, the collective and the company.

6.2 Ensure that Party B and Party B's staff maintain normal business communication with Party A in accordance with relevant laws and regulations

Regulations and procedures to conduct business activities and to observe the following provisions:

(1) Do not provide or give gifts, securities, valuables, kickbacks, bribes, gratitude fees, etc. to party A's staff for any reason;

(2) Do not reimburse party A's staff for the expenses to be paid by party A's staff for any reason;

(3) Do not accept or imply to provide convenience for party A's staff to decorate housing, weddings and funerals, work arrangements of spouses and children, as well as overseas (overseas), travel, etc;

(4) Do not provide party A's staff with communication tools, vehicles and high-grade office supplies;

(5) Party A shall not invite relevant personnel to participate in any banquet, tourism, leisure and other activities that may affect its fair performance of duties;

(6) Do not promise to give benefits to Party A's staff afterwards, and do not provide other improper benefits to Party A's staff by other means;

(7) Do not give kickbacks, commissions and other benefits to relevant personnel of Party A in any name;

(8) Do not take any improper means to obtain Party A's business secrets, and do not participate in various bidding activities of Party A by any unfair means such as bidding collusion;

(9) Do not privately negotiate or reach a tacit understanding with relevant personnel of Party A to handle the contract issues or Party A's other business, so as to damage the interests of Party A's interests;

(10) Do not collude with party A's relevant personnel to conduct improper activities or damage Party A's interests;

(11) There is no other bribery to relevant personnel of Party A or harming Party A's interests;

(12) The improper interests mentioned in the above provisions include but are not limited to money and in kind. Such as kickbacks, commissions, shares, shareholders' qualification, bonds, sales promotion fees, sponsorship, advertising, labor, red envelopes, gift, contains the amount of membership card, token card (coupons), travel expenses, employment opportunities, project opportunities, all kinds of high-grade

consumer goods, luxury consumer goods, handicrafts, collectibles, housing, vehicles, debt relief, guarantee, free entertainment, travel, investigation, housing decoration, borrowing money, borrowing items, special treatment and other property or non-property interests, etc.

6.3 If Party A finds that Party B and the claimant have any of the above behaviors, Party A shall have the right to take the following measures (which can be mixed together), and Party B shall unconditionally accept them.

(1) If any act is found before the conclusion of the relevant business contract, Party A has the right to refuse or terminate Party B's participation in this business activity;

(2) If the contract is found after the conclusion of the relevant business contract, party B shall be deemed to have made a fundamental breach of the contract, Party B is willing to pay 30% of the total contract price, and Party A shall also have the right to unilaterally terminate the contract for any loss caused to Party A

If, Party B shall also compensate Party A for the losses; if the case is serious, Party A has the right to report to the judicial organ, and Party B shall unconditionally cooperate with Party A and the judicial organ for the investigation;

(3) If the behavior of party B's personnel and the applicant involve money and goods, Party B is willing to bear the fine according to the standard of sending one or twenty penalties;

(4) If the behavior is found after the termination of the business activities, Party B still agrees to assume the liability according to Articles 2 and 3 of this Article.

(5) The above liquidated damages, compensation and fine are paid by Party B within ten days upon receipt of the notice from Party A; Party A may also deduct from the amount due to Party B at any time.

6.4 This clause is one of the important clauses of this business activity and has independent legal effect. The contents of other contracts or documents can only complement the contents of this clause. Even if other contracts or documents are invalid, the validity of this clause shall not be affected.

Article 7 Other Agreements

7.1 The taxes and fees related to this Contract shall be borne by both parties in accordance with the relevant laws and regulations, and the taxes shall be shared equally by the parties.

7.2 Notice

(1) Any notice or document submitted by either party to the other party shall be submitted to the other party in writing according to the address and contact information specified herein, and shall be deemed to have been delivered to the other party on 3 days from the date of delivery.

(2) If either party changes the address, contact person, telephone number recorded in the contract during the performance of the contract, it shall timely notify the other party in writing to make the change.

(3) The address listed by the parties in this Contract shall be the legal address of service as confirmed by the parties. If any dispute is submitted to arbitration or litigation due to this Contract, such

address shall be the legal address of service for the arbitration or litigation process.

7.3 This Contract shall come into force upon being signed and sealed by all parties. If there are any matters not covered herein, party A and Party B may enter into a supplementary agreement through negotiation. The supplementary agreement shall have the same legal effect as this Contract. The contents listed in the appendix to this Contract are also an integral part of this Contract and have the same legal effect.

7.4 Party B withdraws the lease and it shall cancel the business license of the premises within one month after the lease. If party B fails to handle the process, Party B shall bear all legal liabilities and all economic losses of Party A.

7.5 Any dispute arising from the performance of the Contract by both parties shall be settled through negotiation. If no settlement can be reached through consultation, apply to Xiamen Arbitration Commission for arbitration.

7.6 This Contract is made in two originals, with one held by Party A and one held by Party B. It has the same legal effect.

(There is no text below, for the signing page of this contract)

(This page is the signing page of Contract No.: LSCF-HT-2021-02 House Lease Contract)

first party:

Representative representative or authorized representative:

second party:

Legal representative or the authorized school representative:

Date of signing:2022年12月29日